Exhibit 4.32

Development Cooperation Agreement

THIS AGREEMENT (“this Agreement”) is entered into by and between the two parties below in Beijing on August 1, 2011.

Party A: Beijing Perfect Moment Pictures Co., Ltd.

Address: Room 8152, 3#, Xijing Road, Badachu High-tech Park, Shijingshan District, Beijing

Party B: Beijing Perfect World Software Co., Ltd.

Address: 306#, No. 86 Beiyuan Road, Chaoyang District, Beijing

WHEREAS:

1. Party A is a limited liability company incorporated and existing under Chinese laws, which is engaged in Internet-based information services;

2. Party B is a wholly foreign-owned enterprise incorporated and existing under the laws of the People’s Republic of China (hereinafter referred to as “China”), which is engaged in the R & D and transfer of game software technologies, technology consultancy and technology services; and

3. Party B agrees to provide R & D services to Party A and Party A agrees to accept Party B as its exclusive technology service provider;

NOW, THEREFORE, through friendly negotiations and abiding by the principle of equality and mutual benefit, both parties hereby agree as follows:

1. Technology Development Work: Sole and Exclusive Interests

1.1 During the valid term of this Agreement, Party B agrees to, as Party A’s exclusive technology development provider, render to Party A relevant technology development work and results with respect to the software technologies required for all business operations of Party A pursuant to the provisions of this Agreement.

1.2 Party A agrees to accept the technology development work and results provided by Party B within the valid term of this Agreement and authorize Party B to complete the technology development matters required for all its business operations. Given the value of the technology development work provided by Party B and the good cooperation relationships between both parties, Party A further agrees that within the term of this Agreement, it will not accept any third party as its technology development provider without Party B’s prior written consent.

1.3 Any and all intellectual property rights (including, but not limited to, copyright, patent right, know-how, trade secrets, etc) resulting from the performance by Party B of the technology development work under this Agreement, whether development is carried out by Party B independently or on the basis of Party A’s intellectual property rights, shall be jointly owned by both parties, and both parties share the proceeds from such rights on an agreed percentage.

1.4 In consideration of the good cooperation relationships between both parties, Party A undertakes that if it intends to engage in any business cooperation with any other enterprises, it shall obtain the prior consent of Party B and under the equal conditions, Party B or any of its affiliates shall be entitled to the cooperation priority right.

2. Technology Development Royalty (“Royalty”)

2.1 Party A shall pay technology development royalty with respect to its use of the intellectual property rights arising from Party B’s development. The royalty under this Agreement is 50%-70% of the business income calculated by the billing system of Party A’s relevant project in connection with the technology development implemented by Party B on the basis of this Agreement, as confirmed by both parties. The specific percentage shall be determined by both parties depending on the actual situation of services rendered.

2.2 The percentage of royalty is based on the following factors:

2.2.1 The technical difficulty and complexity of technology development work and results;

2.2.2 The time and expenses spent by Party B and its employees on technology development work and results;

2.2.3 The specifics and commercial value of technology development work and results; and

2.2.4 The market reference price of the same type of technology development work and results.

2.3 Party B will summarize the royalty on a monthly basis and within the first 15 days of any month, issue the bill for previous month’s technology development royalty in writing to Party A. Within 10 workdays after receiving this notice, Party A shall pay the royalty to the bank account designated by Party B.

2.4 If both parties are of the opinion that the pricing mechanism of the work and results as set out in this Article becomes inappropriate for whatsoever reason and needs to be adjusted, either party shall, within 10 workdays after receiving the written notice about fee adjustment from the other party, negotiate actively and in good faith so as to determine the new fee standard or mechanism. If the recipient fails to reply within 10 workdays hereof, it shall be deemed as having accepted the royalty adjustment.

2.5 Party B shall be entitled to assign its employee or an intermediary in China or abroad (hereinafter referred to as “Party B’s Authorized Representative”) to check Party A’s billing system at its own expenses so as to verify the calculation method and amount of royalty. For this purpose, Party A shall provide Party B’s Authorized Representative with the documents, accounts, records, data, etc as required by Party B’s Authorized Representative so that Party B’s Authorized Representative determines the sum of royalty.

2.6 Unless otherwise agreed upon by both parties, the royalty paid by Party A to Party B according to this Agreement shall be free and clear of any deduction or setoff (e.g. bank service charge, etc).

2.7 Party B is entitled to request Party A to make the commitment about the minimum sum of the royalty for each product developed by Party B. Where the royalty is below the minimum sum for Party A’s reason, Party B is entitled to request Party A to make payment at the minimum sum.

3. Representations and Warranties

3.1 Party B hereby makes the following representations and warranties:

3.1.1 Party B is a company duly incorporated and validly existing under Chinese laws;

3.1.2 Party B performs this Agreement within its authority and business scope; it has obtained necessary authorization as well as the consents and approvals from third parties or government departments and does not violate the legal or contractual restrictions binding upon or influencing it;

3.1.3 Upon the execution, this Agreement shall constitute a legal instrument that is legal, valid, binding and enforceable for Party B.

3.2 Party A hereby makes the following representations and warranties:

3.2.1 Party A is a company duly incorporated and validly existing under Chinese laws;

3.2.2 Party A signs and performs this Agreement within its authority and business scope; it has obtained necessary authorization as well as the consents and approvals from third parties or government departments and does not violate the legal or contractual restrictions binding upon or influencing it;

3.2.3 Once signed, this Agreement shall constitute a legal instrument that is legal, valid, binding and enforceable for Party A.

4. Confidentiality

4.1 Party A and Party B agree to take reasonable measures to keep in confidence the confidential data and information (“Confidential Information”) made available to or given access to them (when the data and information provider provides the data and information, it shall give a written statement indicating their confidentiality); without the prior written consent of the Confidential Information provider, shall not disclose, give or transfer the Confidential Information (including the merger of the Confidential Information recipient with or by any third party or its direct or indirect control by any third party) to any third party. Once this Agreement is terminated, Party A or Party B shall return all documents, materials or software containing the Confidential Information to the original owner or provider of the Confidential Information or destroy them with the consent of the original owner or provider, including delete any Confidential Information from all memory devices concerned and not continue to use such Confidential Information. Party A shall take necessary measures to disclose the Confidential Information only to Party A’s employees, agents or consultants on a need-to-know basis, and cause Party A’s such employees, agents or consultants to comply with the confidentiality obligations under this Agreement. Party A shall sign specific confidentiality agreements with Party B as well as Party A’s employees, agents or consultants and each party shall follow such agreements.

4.2 The above confidentiality obligations shall not apply to the information which:

4.2.1 already enters the public domain at the time of disclosure;

4.2.2 is publicly available after disclosure other than through the fault of Party A or Party B;

4.2.3 is already possessed by Party A or Party B before disclosure and not received from other parties directly or indirectly, which is supported by the evidence;

4.2.4 is disclosed by Party A or Party B to relevant government department, stock agency, etc under requirement of law or is disclosed by Party A or Party B to its direct legal counsel and financial consultant to the extent required by its normal operations.

4.2.5 Both parties that this article shall survive the modification, rescission or termination of this Agreement.

5. Indemnity

5.1 Except as otherwise specified herein, should Party A fail to fully perform or suspend the performance of its obligations under this Agreement and not cure its acts within 30 days upon receipt of the notice of Party B, or its representations and warranties are untrue, Party A shall be deemed to be in breach of this Agreement.

5.2 Where either party (“Breaching Party”) breaches this Agreement or any of its representations and warranties under this Agreement, the other party (“Non-breaching Party”) may give a written notice to the Breaching Party, requesting it to cure its breach within 10 days upon receipt of this notice, take relevant effective measures to avoid damages in time and continue to perform this Agreement. If damages are caused, the Breaching Party shall make compensations to the Non-breaching Party so that the Non-breaching Party obtains all acquirable rights and interests arising from performance of this Agreement.

5.3 Where the Breaching Party causes the Non-breaching Party to bear any expenses, responsibilities or losses (including, without limitation, loss of profits, loss of interest, lawyer’s fee, etc caused by such default), the Breaching Party shall compensate them to the Non-breaching Party. The total compensation paid by the Breaching Party to the Non-breaching Party shall be equal to the losses caused by such breach. The above compensation shall contain the interests obtainable by the Non-breaching Party from its performance of this Agreement and not exceed the reasonable expectation of both parties.

5.4 Party A shall be fully responsible for any and all claims made by any person due to Party A’s failure to comply with Party B’s instructions or improper use of Party B’s intellectual property rights or inappropriate technical operations. Where Party A finds that any person uses Party B’s intellectual property rights without lawful authorization, Party A shall forthwith notify Party B and assist in any action taken by Party B.

5.5 If both parties violate this Agreement, their compensations shall be determined in proportion to the extent of their respective breaches.

6. Effectiveness, Performance and Term

6.1 This Agreement shall be signed and come into effect as of the date first above written.

6.2 Except termination by both parties in advance, this Agreement shall be valid until March 9, 2024. Before the expiration of this Agreement, both parties shall, upon request by Party B, to extend the term of this Agreement and sign another exclusive technology development agreement separately or continue to perform this Agreement.

7. Termination

7.1 Within the valid term of this Agreement, if Party A terminates this Agreement prematurely without good reasons, it shall compensate all losses thus incurred to Party B, along with the royalty of already completed services.

7.2 This Agreement may be terminated by a mutual consent.

7.3 The rights and obligations of both parties under Articles 4 and 5 hereof shall survive the termination of this Agreement.

8. Settlement of Disputes

8.1 Any dispute arising in connection with the interpretation and performance of the provisions of this Agreement shall be settled by both parties in good faith and through amicable negotiations. In case no settlement can be reached, either party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be Beijing and language of proceedings shall be Chinese. The arbitral award shall be final and binding upon both parties. This provision shall not be affected by the termination of this Agreement.

8.2 Except for the matters involved in a dispute, both parties shall continue to perform their respective obligations under this Agreement in good faith.

9. Force Majeure

9.1 An Event of Force Majeure means any event that is beyond the reasonable control of either party and unavoidable or unpreventable after it gives due attention, including, but not limited to, government act, act of God, fire, explosion, storm, flood, earthquake, tide, lightning or war, but insufficiency of credit standing, funds or financing shall not be deemed to be beyond the reasonable control of either party. The party seeking the exemption from its liabilities under this Agreement due to an Event of Force Majeure shall, without undue delay, inform the other party of such exemption and the steps required to be taken to perform its liabilities.

9.2 Should the performance of this Agreement be delayed or hindered due to any Event of Force Majeure as defined above, the prevented party shall not be liable therefor only to the extent being delayed or hindered. The prevented party shall take suitable measures to lower or eliminate the impact of such Event of Force Majeure, and make endeavors to resume the performance of the obligations delayed or hindered by Event of Force Majeure. Both parties agree to try their best efforts to continue to perform this Agreement once the Event of Force Majeure is eliminated.

10. Notice

Any notice required to be made for performance of the rights and obligations hereunder shall be in writing and delivered to the following addressees by personal delivery, registered or certified mail (postage prepaid), recognized courier service or fax:

Party A: Beijing Perfect Moment Screen Culture Co., Ltd.

Address: Beijing Perfect Moment Screen Culture Co., Ltd.

Fax: 57805730

Tel.: 57805726

Atten: Jing Hu

Party B: Beijing Perfect World Software Co., Ltd.

Address: 306#, No. 86 Beiyuan Road, Chaoyang District, Beijing

Fax: 57805208

Tel.: 57805201

Atten: Yonghong Huang

11. Transfer

Without Party B’s prior written consent, Party A shall not transfer its rights and obligations hereunder to any third party. Party B may transfer its rights and obligations hereunder to any of its affiliates without Party A’s consent, but such transfer shall be notified to Party A.

12. Severability

Both parties acknowledge that this Agreement is signed by following the principles of equality and mutual benefit and its provisions are fair and reasonable. Should any provision of this Agreement be held invalid or unenforceable by applicable law, such provision shall be invalid or unenforceable only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement.

13. Amendments and Supplements

This Agreement may be amended or supplemented by a written instrument. All amendments and supplements to this Agreement duly signed by both parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

14. Miscellaneous

14.1 The formation, validity, performance and interpretation of and settlement of disputes in connection with this Agreement shall be governed and construed by the Chinese laws.

14.2 Both parties may sign a separate technology development contract with respect to a specific project in accordance with this Agreement. Such separate project development contract is intended for detailing and supplements to this Agreement. This Agreement shall apply to anything not covered in this separate project development contract. In case of any discrepancy between separate project development contract and this Agreement, this Agreement shall prevail.

14.3 This Agreement is executed in duplicate, with each party hereto holding one (1) copy. Both copies shall be equally authentic. This Agreement shall become effective on and as of its date of execution.

IN WITNESS WHEREOF, both parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and the year first above written.

(Signature page, no text below)

Party A: Beijing Perfect Moment Pictures Co., Ltd. (seal)

Legal representative or authorized representative: /s/ [Authorized Signatory]

Party B: Beijing Perfect World Software Co., Ltd. (seal)

Legal representative or authorized representative: /s/ [Authorized Signatory]